Exhibit 99.28(h)(v)

AMENDED AND RESTATED EXHIBIT A

This AMENDED AND RESTATED EXHIBIT A dated as of December 29, 2017 is Exhibit A to the Administration and Accounting Services Agreement, dated as of April 3, 2006, by and between The Bank of New York Mellon (assigned from its affiliate BNY Mellon Investment Servicing (US) Inc., which was formerly known formerly known as PNC Global Investment Servicing (U.S.) Inc., which was formerly known as PFPC Inc.1) and Old Westbury Funds, Inc.

PORTFOLIOS

Old Westbury All Cap Core Fund

Old Westbury Large Cap Strategies Fund
Old Westbury Fixed Income Fund
Old Westbury Municipal Bond Fund
Old Westbury Small & Mid Cap Strategies Fund
Old Westbury Strategic Opportunities Fund

Old Westbury All Cap ESG Fund

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Exhibit A to be executed by their respective officers as of the date first written above.

OLD WESTBURY FUNDS, INC.

By:	/s/ David W. Rossmiller
Name:	David W. Rossmiller
Title:	President

THE BANK OF NEW YORK MELLON

By:	/s/ Timothy E. Driscoll
Name:	Timothy E. Driscoll
Title:	Managing Director

1 On July 1, 2017, BNY Mellon Investment Servicing (US) Inc. assigned the Administration and Accounting Services Agreement to The Bank of New York Mellon, its affiliate, pursuant to a Notice of Assignment dated April 28, 2017.  On July 1, 2010, The Bank of New York Mellon Corporation completed the purchase of PNC Global Investment Servicing Inc. and its subsidiaries, including PNC Global Investment Servicing (U.S.) Inc. Also, on July 1, 2010, PNC Global Investment Servicing (U.S.) Inc. changed its name to BNY Mellon Investment Servicing (US) Inc. In July 2008, PFPC Inc. changed its name to PNC Global Investment Servicing (U.S.) Inc. The assignment and name changes did not result in any changes to the fees paid by the Portfolios.

AMENDED AND RESTATED EXHIBIT C

This AMENDED AND RESTATED EXHIBIT C dated as of December 29, 2017 is Exhibit C to the Administration and Accounting Services Agreement, dated as of April 3, 2006, by and between The Bank of New York Mellon (assigned from its affiliate BNY Mellon Investment Servicing (US) Inc., which was formerly known as PNC Global Investment Servicing (U.S.) Inc., which was formerly known as PFPC Inc.1) and Old Westbury Funds, Inc.

LIST OF FAIR VALUE PORTFOLIOS

Old Westbury Large Cap Strategies Fund
Old Westbury Small & Mid Cap Strategies Fund
Old Westbury Strategic Opportunities Fund
Old Westbury All Cap Core Fund

Old Westbury All Cap ESG Fund

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Exhibit C to be executed by their respective officers as of the date first written above.

OLD WESTBURY FUNDS, INC.

By:	/s/ David W. Rossmiller
Name:	David W. Rossmiller
Title:	President

THE BANK OF NEW YORK MELLON

By:	/s/ Timothy E. Driscoll
Name:	Timothy E. Driscoll
Title:	Managing Director

1 On July 1, 2017, BNY Mellon Investment Servicing (US) Inc. assigned the Administration and Accounting Services Agreement to The Bank of New York Mellon, its affiliate, pursuant to a Notice of Assignment dated April 28, 2017.  On July 1, 2010, The Bank of New York Mellon Corporation completed the purchase of PNC Global Investment Servicing Inc. and its subsidiaries, including PNC Global Investment Servicing (U.S.) Inc. Also, on July 1, 2010, PNC Global Investment Servicing (U.S.) Inc. changed its name to BNY Mellon Investment Servicing (US) Inc. In July 2008, PFPC Inc. changed its name to PNC Global Investment Servicing (U.S.) Inc. The assignment and name changes did not result in any changes to the fees paid by the Portfolios.